SECURITY AGREEMENT

      THIS SECURITY AGREEMENT, dated effective as of October 29, 2004 (this "Security Agreement"), is entered into by and between Laser Energetics, Inc., a Florida corporation (the "Borrower"), and Arisawa Manufacturing Co., Ltd., a Japanese corporation (the "Secured Party").

                             PRELIMINARY STATEMENTS.

1. Reference is made to the secured promissory note dated effective as of October 29, 2004 made by Borrower in favor of and delivered to Secured Party in the original principal amount of US One Million Ninety-Nine Thousand Seven Hundred Eighteen Dollars ($1,099,718.00) (as modified and supplemented and in effect from time to time, the "Note"). Capitalized terms used in this Security Agreement and not otherwise defined herein shall have the respective meanings set forth in the Note. It is a condition precedent to the funding of the Note that the Borrower shall have granted the security interest contemplated by this Security Agreement.

      NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to provide the principal sum to Borrower, Borrower hereby agrees as follows:

1. Grant of Security. The Borrower hereby grants to the Secured Party a security interest in the following collateral of the Borrower (the "Collateral"):

      all inventory, work-in-progress, raw materials, equipment, accounts (including but not limited to all health-care-insurance receivables), chattel paper, instruments (including but not limited to all promissory notes), letter-of-credit rights, letters of credit documents, deposit accounts, investment property, money, other rights to payment and performance, and general intangibles (including but not limited to all software and all payment intangibles); and oil, gas and other minerals before extraction; all oil, gas, other minerals and accounts constituting as-extracted collateral; all fixtures; all timber to be cut; all attachments, accessions, accessories, fittings, increases, tools, parts, repairs, supplies, and commingled goods relating to the foregoing property, and all additions, replacements of and substitutions for all or any part of the foregoing property, all insurance refunds relating to the foregoing property; all good will relating to the foregoing property; all records and data and embedded software relating to the foregoing property; and all equipment, inventory and software to utilize, create, maintain and process any such records and data on electronic media; and all supporting obligations relating to the foregoing property; all whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the foregoing property; and all products and proceeds (including but not limited to all insurance payments) of or relating to the foregoing property (the "Business Assets"), and all letters patent of the United States, all right, title and interest therein and thereto, and all registrations and recordings thereof, which are described in Schedule 1(b) annexed hereto and made a part hereof, all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof, and all products and proceeds of or relating to the foregoing property (the "Patents").

2. Security for Obligations. The Collateral secures the prompt and complete payment when due of the outstanding principal and interest on the Note and all other indebtedness and other obligations of the Borrower now or hereafter existing under the Note including, without limitation, principal, interest, fees, expenses, reasonable costs and expenses of enforcement, and reasonable attorneys' fees and expenses (collectively, the "Secured Obligations").

3. Borrower Remains Liable. Anything herein to the contrary notwithstanding, the Secured Party shall not have any obligation or liability, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Borrower by reason of the security interest granted to the Secured Party as contemplated by this Security Agreement.

4. Representations and Warranties. Borrower represents and warrants to the Secured Party as follows:

The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida The chief place of business and chief executive offices of the Borrower are located at the address(es) specified on Schedule 4(a) hereto.

The Collateral constituting tangible personal property is located at, and at all times while this Security Agreement remains in effect shall be located at, the address(es) as specified on Schedule 4(b) hereto.

The Borrower owns its rights in the Collateral free and clear of any lien, claim, encumbrance, license, right of first refusal or other restriction except for the security interest created by this Security Agreement and the liens specified on Schedule 4(c) hereto (the "Permitted Liens"). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except for financing statements filed in favor of the Secured Party relating to this Security Agreement and the Permitted Liens.

The Borrower conducts no business under any name or trade name other than its proper corporate name.

Except for the Permitted Liens, this Security Agreement creates a valid first priority lien in the Collateral, securing the payment of the Secured Obligations. All other actions necessary or desirable to create such security interest have been duly taken.

No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required for the grant by the Borrower of the security interest granted hereby or for the execution, delivery or performance of this Security Agreement by the Borrower.

5. Further Assurances. The Borrower agrees that from time to time, at the expense of the Borrower, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby. In addition, the Borrower shall execute and file at the Secured Party's request any instruments or notices required to be filed with the United States Patent and Trademark Office or any other governmental office or agency to perfect and protect any security interest granted or purported to be granted hereby. The Borrower agrees to give the Secured Party notice of any new intellectual property rights related to the Collateral.

The Borrower hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto pursuant to the Uniform Commercial Code, relative to all or any part of the Collateral without the signature of the Borrower where permitted by law. A carbon, photographic or other reproduction of this Security Agreement, as executed by all parties, or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

The Borrower shall immediately notify the Secured Party, by written notice, if at any time any material portion of the Collateral shall be moved or transferred from, or no longer be located at, the address(es) as specified on Schedule 4(b) hereto.

The Borrower shall defend the Collateral against all claims and demands of all persons (other than the Secured Party) claiming an interest therein. The Borrower shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent that there is a good faith contest of the validity thereof.

6. Remedies. If any Event of Default (as defined in the Note) shall have occurred and is then continuing, the Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (the "Code").

7. Amendments; Etc. No amendment or waiver of any provision of this Security Agreement or consent to any departure by the Borrower herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) mailed by registered or certified mail, postage prepaid, (ii) delivered by reliable overnight courier service, or (iii) otherwise delivered by hand or by messenger, addressed (A) if to the Lender, c/o C.M. Peterson, 270 Drum Point Road, #3, Brick, New Jersey 08723, with a copy to Baker & McKenzie, 815 Connecticut Avenue, NW, Washington, DC 20006-4078, Attn:
Kevin M. O'Brien, Esq., or (B) if to the Company, to 3535 Quakerbridge Road, Suite 601, Mercerville, New Jersey 08619, Attn: Robert Dr. Battis, CEO, with a copy to Stark & Stark, 993 Lenox Drive, Lawrenceville, New Jersey 08648, or at such other address as the Company shall have furnished to the Purchaser in writing. All such notices and communications shall be effective upon receipt.

9. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (1) remain in full force and effect until payment in full of the Secured Obligations, (2) be binding upon the Borrower, its permitted successors and assigns, and (3) inure to the benefit of the Secured Party and its permitted successors, transferees and assigns. Upon the payment in full of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower. Upon any such termination, the Secured Party shall, at the Borrower's expense, promptly execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence such termination.

10. Continuous Perfection. On March 31, 2004, Borrower issued its secured convertible promissory note to Secured Party in the aggregate principal amount of One Million Seventy Thousand Dollars ($1,070,000) (the "March 31 Note"). Simultaneously with the execution and delivery of the Note, the Secured Party shall cancel the March 31 Note and the Borrower and the Secured Party shall terminate the loan agreement between them dated March 31, 2004. The Collateral securing the Note is exactly the same as the collateral that secured the March 31 Note. Secured Party filed a financing statement (number 20040655433X) April 2, 2004 in the State of Florida (the "Financing Statement") to perfect Secured Party's security interest in and to the collateral which secured the obligations of Borrower under the March 31 Note. Borrower and Secured Party intend for the Secured Party to have and enjoy a continuously perfected security interest in and to the Collateral notwithstanding the cancellation of the March 31 Note. Borrower agrees that, notwithstanding the cancellation of the March 31 Note, Secured Party shall not file any termination statement with respect to the Financing Statement as a consequence of such cancellation. The parties intend that the Financing Statement shall remain effective and continue to perfect the security interest granted in the Collateral by this Security Agreement. On April 14, 2004, the United States Patent and Trademark Office recorded at reel/ frame 015201/0436 the security agreement by and between Borrower and Secured Party to perfect Secured Party's security interest in and to the intellectual property which secured the obligations of Borrower under the March 31 Note (the "Prior Security Agreement"). The parties intend that Secured Creditor have and enjoy a continuously perfected security interest in and to the intellectual property covered by the Prior Security Agreement and this Security Agreement notwithstanding the cancellation of the March 31 Note, and the parties shall take any action required by Section 5 above to ensure the continuity of such perfection.

11. Governing Law; Terms. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO NEW YORK STATE PRINCIPLES OF CONFLICT OF LAWS EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW JERSEY. Unless otherwise defined herein or in the Note, terms used in Article 9 of the Uniform Commercial Code Law in the State of New York are used herein as therein defined.

12. Miscellaneous. This Security Agreement is in addition to and not in limitation of any other rights and remedies the Secured Party may have by virtue of any other document executed by the Borrower or by law or otherwise. If any provision of this Security Agreement is contrary to applicable law or general principles of equity, such provision shall be deemed ineffective without invalidating the remaining provisions hereof. The Secured Party shall not by any delay or omission be deemed to have waived any of its rights or remedies hereunder. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to or waiver of any such right or remedy which the Secured Party would have had on any future occasion nor shall the Secured Party be liable for exercising or failing to exercise any such right or remedy.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered on the date first above written.

                                             LASER ENERGETICS, INC.

                                             By: /s/ Robert D. Battis
                                                 -------------------------------
                                                 Name: Robert D. Battis
                                                 Title: Founder, President & CEO


                                             ARISAWA MANUFACTURING CO., LTD.

                                             By: /s/ Sanji Arisawa
                                                 -------------------------------
                                                 Name: Sanji Arisawa
                                                 Title: President & CEO

                                   SCHEDULE 1
                              To Security Agreement

                                     PATENTS

Patent No.   Title                                          U.S. Expiration Date

5,331,652    Solid State Laser having Closed Cycle Gas      March 2013
             Cooled Construction

5,235,606    Amplification of Ultrashort Pulses with Nd:    October 2011
             Glass Amplifiers Pumped by Alexandrite Free
             Running Laser

5,142,548    Broadband Tuning and Laser Line Narrowing      April 2010
             Utilizing Birefringent Laser Hosts

5,009,658    Dual Frequency Laser Lithotripter (1)          April 2009

4,949,346    Conductively Cooled, Diode-Pumped Solid        August 2009
             State Slab Laser

4,944,567    Laser Imaging Fiber Optic Delivery System      November 2007

4,933,946    Conductively Cooled Solid State Slab Laser     August 2009

4,858,242    Improved Unitary Solid-State Laser             March 2005

4,835,786    Unitary Solid State Laser                      March 2005

4,791,927    Dual-Wavelength Laser Scalpel Background of    December 2005
             the Invention

4,734,913    Unitary Solid-State Laser                      December 2005

4,713,824    Noble-Metal Overcoated, Front Surface          December 2004
             Silver Reflectors

4,713,820    Thermal Lensing-Compensated Lanthanum          August 2005
             Beryllate Laser

Patent No.   Title                                          U.S. Expiration Date

5,321,711    Segmented Solid State Laser Gain Media with    August 2012
             Gradient Dopy Level

4,809,283    Method of manufacturing chromium-doped         Year 2006
             berylliym aluminate laser rod and lasers incorporating the rods therein

(1) Joint Ownership with Karl Storz Endoscopy

                                   SCHEDULE 4
                              to Security Agreement

(a)   Place of Business (Chief Place of Business and Chief Executive Office):

      3535 Quaker Bridge Road, Suite 601, Mercerville, New Jersey 08619

(b)   Location of Collateral

      3535 Quaker Bridge Road, Suite 601, Mercerville, New Jersey 08619

(c)   Permitted Liens

      Commerce Bank (Business Assets) - maximum principal amount of $500,000.00